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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 3, 1995, on our audits of the consolidated balance sheets of Conservative Savings Corporation as of December 31, 1994 and 1993 and June 30, 1993 and the consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1994, the six months ended December 31, 1993 and each of the two years in the period ended June 30, 1993. We also consent to the reference to our firm under the caption "Experts".



                                                /s/ Coopers & Lybrand L.L.P.

                                                    COOPERS & LYBRAND L.L.P.


Omaha, Nebraska
November 6, 1995